                                                                  EXECUTION COPY






                               ASSET PURCHASE AGREEMENT

                                    By and Between

                            ROCKY MOUNTAIN INTERNET, INC.,
                               a Delaware corporation,

                                         and

                             UNICOM COMMUNICATIONS, INC.,
                                 a Kansas corporation













                                  November 24, 1998


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

                                  TABLE OF CONTENTS
                                                                           Page
ARTICLE I SALE AND PURCHASE OF SELLER'S ASSETS . . . . . . . . . . . . . . . 1
     1.1  Purchased Assets . . . . . . . . . . . . . . . . . . . . . . . . . 1
          (a)    Receivables . . . . . . . . . . . . . . . . . . . . . . . . 2
          (b)    Hardware. . . . . . . . . . . . . . . . . . . . . . . . . . 2
          (c)    Acquired Software . . . . . . . . . . . . . . . . . . . . . 2
          (d)    Third Party Software. . . . . . . . . . . . . . . . . . . . 2
          (e)    Tangible Personal Property. . . . . . . . . . . . . . . . . 2
          (f)    Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
          (g)    Customer Contracts. . . . . . . . . . . . . . . . . . . . . 2
          (h)    Contracts and Other Agreements Relating to the Business . . 2
          (i)    Books, Records, Lists and Other Data. . . . . . . . . . . . 2
          (j)    Licenses, Permits . . . . . . . . . . . . . . . . . . . . . 3
          (k)    Prepayments . . . . . . . . . . . . . . . . . . . . . . . . 3
          (l)    Marks and Names . . . . . . . . . . . . . . . . . . . . . . 3
          (m)    Copyrights. . . . . . . . . . . . . . . . . . . . . . . . . 3
          (n)    Goodwill. . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.2  Licensed Assets. . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.3  Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . . 3
          (a)    Retained Assets . . . . . . . . . . . . . . . . . . . . . . 3
          (b)    Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.4  Assumed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . 3
     1.5  Excluded Liabilities . . . . . . . . . . . . . . . . . . . . . . . 4
     1.6  Title to the Purchased Assets; Documents of Conveyance . . . . . . 5
     1.7  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.8  Payment of Purchase Price. . . . . . . . . . . . . . . . . . . . . 5
     1.9  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER  . . . . . . . . . . . . 6
     2.1  Organization, Qualification, and Corporate Power . . . . . . . . . 6
     2.2  Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.3  Authorization of Transaction . . . . . . . . . . . . . . . . . . . 7
     2.4  Title to Assets. . . . . . . . . . . . . . . . . . . . . . . . . . 7
     2.5  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . 7
     2.6  Events Subsequent to August 31, 1998 . . . . . . . . . . . . . . . 7
     2.7  Legal Compliance . . . . . . . . . . . . . . . . . . . . . . . . . 8
     2.8  Real Property and Personal Property. . . . . . . . . . . . . . . . 8
     2.9  Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . 8
     2.10 Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     2.11 Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . .10
     2.12 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     2.13 Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . .11


     2.14 Brokers' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .11
     2.15 Receipt of Disclosure Documents. . . . . . . . . . . . . . . . . .11
     2.16 Ability to Evaluate Risks and Merits . . . . . . . . . . . . . . .12
     2.17 Suitability of Investment; No Plan of Distribution . . . . . . . .12
     2.18 Access to Information. . . . . . . . . . . . . . . . . . . . . . .12
     2.19 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER  . . . . . . . . . .12
     3.1  Organization . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     3.2  Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . .13
     3.3  Authorization of Transaction . . . . . . . . . . . . . . . . . . .13
     3.4  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     3.5  Brokers' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .13
     3.6  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     3.7  Registration . . . . . . . . . . . . . . . . . . . . . . . . . . .14

ARTICLE IV COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     4.1  Pre-Closing Covenants. . . . . . . . . . . . . . . . . . . . . . .14
          (a)    General . . . . . . . . . . . . . . . . . . . . . . . . . .14
          (b)    Notices and Consents. . . . . . . . . . . . . . . . . . . .14
          (c)    Financial Statements. . . . . . . . . . . . . . . . . . . .14
          (d)    Operation of Business . . . . . . . . . . . . . . . . . . .14
          (e)    Preservation of Business. . . . . . . . . . . . . . . . . .14
          (f)    Access. . . . . . . . . . . . . . . . . . . . . . . . . . .14
          (g)    Notice of Developments. . . . . . . . . . . . . . . . . . .15
     4.2  Post-Closing Covenants . . . . . . . . . . . . . . . . . . . . . .15
          (a)    General . . . . . . . . . . . . . . . . . . . . . . . . . .15
          (b)    Litigation Support. . . . . . . . . . . . . . . . . . . . .15
          (c)    Transition. . . . . . . . . . . . . . . . . . . . . . . . .16
          (d)    Receivables . . . . . . . . . . . . . . . . . . . . . . . .16
          (e)    Confidentiality . . . . . . . . . . . . . . . . . . . . . .16
          (f)    Noncompetition and Nonsolicitation. . . . . . . . . . . . .17
          (g)    Prospectus. . . . . . . . . . . . . . . . . . . . . . . . .17
          (h)    Customer Contracts. . . . . . . . . . . . . . . . . . . . .17
          (i)    Equipment Inventory; Customer List for Retained Business. .17


ARTICLE V CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING  . . . .17
     5.1  Conditions to Obligation of Purchaser. . . . . . . . . . . . . . .17
     5.2  Conditions to Obligation of Seller . . . . . . . . . . . . . . . .19

ARTICLE VI REMEDIES FOR BREACH . . . . . . . . . . . . . . . . . . . . . . .20
     6.1  Survival of Representations and Warranties . . . . . . . . . . . .20
     6.2  Indemnification Provisions for Benefit of Purchaser. . . . . . . .21
     6.3  Indemnification Provisions for Benefit of Seller . . . . . . . . .21
     6.4  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     6.5  Basket . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     6.6  Maximum Liability. . . . . . . . . . . . . . . . . . . . . . . . .22

ARTICLE VII TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . .22
     7.1  Termination of Agreement . . . . . . . . . . . . . . . . . . . . .22
     7.2  Effect of Termination. . . . . . . . . . . . . . . . . . . . . . .23

ARTICLE VIII MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .23
     8.1  Press Releases and Public Announcements. . . . . . . . . . . . . .23
     8.2  No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . .23
     8.3  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .23
     8.4  Succession and Assignment. . . . . . . . . . . . . . . . . . . . .23
     8.5  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     8.6  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     8.7  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     8.8  Equitable Relief; Arbitration. . . . . . . . . . . . . . . . . . .24
     8.9  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .25
     8.10 Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . .25
     8.11 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     8.12 Construction . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     8.13 Incorporation of Exhibits and Schedules. . . . . . . . . . . . . .26
     8.14 Submission to Jurisdiction . . . . . . . . . . . . . . . . . . . .26

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                                       EXHIBITS

Exhibit A-1 -  Form of License Agreement (License - 1 Software)
Exhibit A-2 -  Form of License Agreement (License - 3 Software)
Exhibit B -    Form of Bill of Sale, Assignment and Assumption Agreement
Exhibit C -    Form of Escrow Agreement
Exhibit D -    Form of Noncompetition and Nonsolicitation Agreement
Exhibit E -    Form of Seller's Closing Certificate
Exhibit F -    Form of Employment Agreements
Exhibit G -    Form of Seller's Counsel Opinion
Exhibit H -    Form of Purchaser's Closing Certificate
Exhibit I -    Form of Purchaser's Counsel Opinion

                                      SCHEDULES

Schedule 1      -   The Business and the Retained Business
Schedule 1.1(b) -   Hardware
Schedule 1.1(c) -   Acquired Software
Schedule 1.1(d) -   Third Party Software
Schedule 1.1(e) -   Tangible Personal Property
Schedule 1.1(f) -   Real Property
Schedule 1.1(g) -   Customer Contracts
Schedule 1.1(h) -   Other Contracts
Schedule 1.1(l) -   Marks and Names
Schedule 1.1(m) -   Patents and Copyrights
Schedule 1.2    -   Licensed Assets
Schedule 1.3(a) -   Retained Assets
Schedule 2.2    -   Required Notices and Consents
Schedule 2.4    -   Permitted Encumbrances
Schedule 2.8    -   Real and Personal Property
Schedule 2.9    -   Intellectual Property
Schedule 2.10   -   Contracts
Schedule 2.12   -   Litigation
Schedule 2.13   -   Employee Benefits

                               ASSET PURCHASE AGREEMENT


       This ASSET PURCHASE AGREEMENT ("Agreement") is entered into as of November 24, 1998, by and between ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation ("Purchaser"), and UNICOM COMMUNICATIONS, INC., a Kansas
corporation (the "Seller").   Purchaser and Seller are each individually
referred to as a "Party" and collectively referred to as the "Parties."

                                       RECITALS

       A. Seller is in the business in part of conducting the Business as defined in Schedule 1.

       B. Seller owns and leases certain assets and properties, real and personal, tangible and intangible, which are used by Seller in the conduct of the Business.

       C. Seller also is in the business of conducting the Retained Business as defined in Schedule 1.

       D. Seller owns and leases certain assets and properties, real and personal, tangible and intangible, which are used by Seller in the conduct of the Retained Business.

       E. Subject to the terms and conditions contained in this Agreement, Seller desires to transfer to Purchaser, and Purchaser desires to acquire from Seller, substantially all of Seller's assets that are used in the operation of the Business (the "Acquisition"), but not in the operation of the Retained Business.

                                      AGREEMENT

       NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                      ARTICLE I
                         SALE AND PURCHASE OF SELLER'S ASSETS

       I.1 PURCHASED ASSETS. On the terms and subject to the conditions contained herein, at the Closing (as defined in Section 1.9 below) Seller shall sell to Purchaser, free and clear of all liens, claims, security interests, encumbrances or rights of others, except for the Permitted Encumbrances (as defined in Section 1.6 below), all of Seller's right, title and interest in and to the assets (the "Purchased Assets") used by Seller in the Business existing as of the date on which the transactions contemplated hereby are consummated (the "Closing Date"), and which are listed below:

                (a) RECEIVABLES. All accounts receivable, notes receivable and similar receivables accruing from the Business and existing as of the Closing Date and accruing after the Closing Date.

                (b) HARDWARE. All of the hardware listed on SCHEDULE 1.1(b), any related documentation or manuals, and Seller's rights under related warranties.

                (c)   ACQUIRED SOFTWARE.  All of the software listed on
SCHEDULE 1.1(c) (the "Acquired Software"), including all inventories of computer program code for that software, any related documentation or manuals, and Seller's rights under all related warranties.

                (d) THIRD PARTY SOFTWARE. All third party software licensed by Seller and listed on SCHEDULE 1.1(d), including any related documentation and user materials, and Seller's rights under all related warranties (the "Third Party Software").

                (e)   TANGIBLE PERSONAL PROPERTY.  The fixed assets listed on
SCHEDULE 1.1(e), and all other tangible personal property listed on SCHEDULE 1.1(e). The tangible personal property included in the Purchased Assets is sold "as is, where is," without express or implied warranties of condition, merchantability, suitability for a particular purpose or otherwise.

                (f) LEASES. That portion of Seller's leasehold interest in the real property listed on SCHEDULE 1.1(f) (the "Real Property Leases") and used in the Business (which leasehold interest shall be assigned pursuant to a mutually acceptable Sublease and/or other documentation to be entered into by the Parties after the Closing Date) and all of Seller's leasehold interest in the hardware, fixed assets and other tangible personal property listed on
SCHEDULE 1.1(f) (the "Personal Property Leases").

                (g) CUSTOMER CONTRACTS. All contracts, agreements, licenses, permits, arrangements, permissions and other commitments with customers with respect to the Business listed on SCHEDULE 1.1(g) (the "Customer Contracts").

                (h) CONTRACTS AND OTHER AGREEMENTS RELATING TO THE BUSINESS. All agreements, licenses, permits, personal property leases, permissions and other commitments and arrangements, oral or written, or the parts thereof, that relate only to the Business and not to the Retained Business and that are listed on SCHEDULE 1.1(h) (collectively with Customer Contracts, the "Acquired Contracts").

                (i) BOOKS, RECORDS, LISTS AND OTHER DATA. Copies of all customer lists used directly in the Business and the related books, records, files, invoices, accounts, surveys, records, supplier lists, catalogs, price lists, marketing and advertising information, purchasing histories, profiles and materials, technical bulletins, books and records of account and other financial, customer and credit data, and all firmware, tapes and other materials used to store, record or produce such data, owned, leased or licensed by Seller and used directly in the Business.

                (j) LICENSES, PERMITS. All applicable governmental licenses, permits, approvals and authorizations that relate to the operation of the Business (to the extent transferable).

                (k) PREPAYMENTS. All security, utility or similar deposits or prepaid expenses of Seller.

                (l) MARKS AND NAMES . The trademarks, service marks, and trade names (including registrations, licenses, and applications to register pertaining thereto) listed on SCHEDULE 1.1(l).

                (m) COPYRIGHTS. The copyrights (including registrations, licenses, and applications to register pertaining thereto), and other intellectual property rights, trade secrets, and other proprietary information, processes, and formulas necessary for the operation of, the Business and listed on SCHEDULE 1.1(m).

                (n) GOODWILL. All goodwill of the Business as a going concern associated with the Business including the trademarks, service marks, trade names and domain names set forth in SCHEDULES 1.2(l) AND 1.2(m) and excluding the goodwill associated with the Retained Business.

       I.2 LICENSED ASSETS. On the Closing Date and pursuant to the terms of the License Agreements in the forms of EXHIBITS A-1 AND A-2 attached hereto, Seller shall grant to Purchaser permanent, paid-up, royalty-free, non-exclusive licenses for the software listed on SCHEDULE 1.2 (the "Licensed Software") for the uses and subject to the limitations described on SCHEDULE 1.2.

       I.3 EXCLUDED ASSETS. The assets of Seller not expressly set forth in SECTION 1.1 (the "Excluded Assets") shall be retained by Seller, including without limitation the following:

                (a) RETAINED ASSETS. All assets of Seller used in or material to or necessary to the operation of the Retained Business, including without limitation the items listed on SCHEDULE 1.3(a).

                (b)   CASH.  Cash and cash equivalents held by Seller.

       I.4 ASSUMED LIABILITIES. At the Closing, Purchaser shall assume and shall thereafter pay, discharge and perform all of the obligations of Seller related to the Business arising after the Closing (the "Assumed Liabilities"), which consist of the following:

                (a) All obligations related to the Real Property Leases and Personal Property Leases arising after the Closing Date, PROVIDED THAT liabilities resulting from the obligation to make lease payments on the Personal Property Leases assumed hereunder shall not exceed, in the aggregate, $230,447 from and after the Closing Date through the date of termination in effect for each lease on the date hereof.

                (b) All obligations related to the Acquired Contracts arising after the Closing Date.

                (c) All accounts payable relating to the Business and arising after the Closing Date.

                (d) Obligations related to the Meridian Phone System; Purchaser and Seller agree that, with respect to the Meridian phone system, Purchaser shall assume the rental cost under the existing lease and Seller shall agree to pay Purchaser at least $750 per month for twelve months for use of such phone system.

       For the remainder of the month in which the Closing Date occurs (the "Closing Month"), Seller shall immediately forward to Purchaser all invoices due with respect to the Business (but not with respect to the Retained Business), and Purchaser shall pay all invoices relating to the Assumed Liabilities when due. Within forty-five (45) days after the Closing Date, the Parties will jointly prepare a reconciliation of such payments and obligations, at which time, Seller shall reimburse Purchaser for its pro rata share of such payments and obligations based upon the number of days elapsed from the Closing Date to the end of the Closing Month.

       I.5 EXCLUDED LIABILITIES. Other than as set forth in Section 1.4, Purchaser shall not assume or be liable for, and Seller shall retain and remain responsible for, all of Seller's debts, liabilities and obligations of any nature whatsoever, whether accrued, absolute or contingent, whether known or unknown, whether due or to become due and whether related to the Purchased Assets or otherwise, including without limitation:

                (a) Income and capital gains taxes incurred as a result of the transactions contemplated hereby.

                (b) All accounts payable of the Business arising in periods on or before the Closing Date notwithstanding when any billing statement therefor is received.

                (c) All obligations with respect to employees of Seller who are subsequently hired by Purchaser arising on or prior to the Closing Date, including, without limitation, discharge of all wages and salaries of the employees and all other costs and expenses related to their employment, including any taxes, accrued holiday pay, accrued bonus, and contributions to retirement benefit plans or other sums payable in respect of service prior to such date.

       I.6 TITLE TO THE PURCHASED ASSETS; DOCUMENTS OF CONVEYANCE. At the Closing, Seller shall convey all of its right, title and interest in and to the Purchased Assets to Purchaser, free and clear of all liabilities, obligations, liens, encumbrances and rights of others, excepting only the liens, claims, encumbrances or rights of others set forth on SCHEDULE 2.4 attached hereto

(the "Permitted Encumbrances"). Title to the Purchased Assets shall be conveyed by Seller to the Purchaser pursuant to a Bill of Sale, Assignment and Assumption Agreement, in the form of EXHIBIT B attached hereto, and by such other documents as are reasonably acceptable to counsel for Purchaser in accordance with the terms hereof. Each of the parties hereto agrees to use its best efforts to take or cause to be taken all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable, whether before or after Closing, to ensure that the transfer of title to the Purchased Assets to Purchaser occurs as contemplated hereunder.

       I.7 PURCHASE PRICE. The purchase price for the Purchased Assets shall be $1,700,000 (the "Purchase Price").

       I.8      PAYMENT OF PURCHASE PRICE.

                (a) The Purchase Price shall be paid in the form of shares (the "Purchaser Shares") of Purchaser's common stock, par value $.001 per share (the "Purchaser Common Stock"), which shares shall be valued at the average of the closing trading prices of Purchaser's Common Stock on the Nasdaq SmallCap Market for the five (5) trading days immediately prior to the Closing. The Purchaser Shares issued shall be registered when issued under the Securities Act of 1933, as amended (the "Securities Act").

                (b)   The Purchase Price shall be paid as follows:

                      (i) 80% of the Purchaser Shares shall be issued at Closing;

                      (ii) 10% of the Purchaser Shares shall be issued on the date which is thirty (30) days after the Closing Date (but in no event prior to January 3, 1999); and

                      (iii) 10% of the Purchaser Shares shall be deposited (the "Escrow Deposit") with a mutually acceptable escrow agent (the "Escrow Agent") pursuant to the terms of an escrow agreement in the form of EXHIBIT C attached hereto (the "Escrow Agreement") by and among Purchaser, the Company and the Escrow Agent. The Escrow Deposit shall be distributed as follows: Within five (5) business days after the date which is twelve (12) months after the Closing Date, Purchaser shall instruct the Escrow Agent to disburse to the Seller from the Escrow Deposit that number of Purchaser Shares remaining after reducing such number of shares by the aggregate amount of any and all damages awarded to Purchaser as of such date under a final judgment of a court of law or arbitral body for Purchaser Losses pursuant to Article VI hereto.

       I.9 CLOSING. The consummation of the transactions contemplated hereby (the "Closing") shall occur as soon as practicable after the date hereof, but in no event later than the date which is ten (10) days after the satisfaction or waiver of all of the conditions precedent set forth herein, as determined by Purchaser, at the offices of Purchaser's counsel, or by facsimile should the Parties so agree.

                                      ARTICLE II
                       REPRESENTATIONS AND WARRANTIES OF SELLER

       To induce Purchaser to enter into this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that the statements contained in this Article II are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article II). As used in this Agreement, the term "Material Adverse Effect" means a material adverse effect on the operations, properties, assets, condition (financial or other) or results of operations of the Business.

       II.1     ORGANIZATION, QUALIFICATION, AND CORPORATE POWER.  The Seller
is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required other than where the failure to be duly qualified would not have a Material Adverse Effect. Seller has full power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it other than where the failure to have such would not have a Material Adverse Effect. Seller has provided to Purchaser (i) true and correct copies of the Seller's Articles of Incorporation and all amendments thereto;
(ii) true and  correct copies of the Seller's bylaws and all amendments thereto;
and (ii) a list of the current directors and officers of Seller.   Seller is not
in default under or in violation of any provision of its Articles of Incorporation or bylaws.

       II.2 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the Articles of Incorporation or bylaws of Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), except where such action would not have a Material Adverse Effect. Except as set forth on SCHEDULE 2.2, Seller need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any governmental agency or third party in order for the Parties to consummate the transactions contemplated by this Agreement including, but not limited to, the assignment of the Acquired Contracts.

       II.3 AUTHORIZATION OF TRANSACTION. Seller has the full power and authority to execute and deliver this Agreement and to perform the obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. This Agreement has been approved by the Board of Directors and the shareholders of the Seller, and no other corporate proceedings on the part of the Seller are necessary to authorize the execution and delivery of this Agreement or the consummation by the Seller of the transactions contemplated hereby. Seller believes it has provided adequate information to its shareholders on which the shareholders can make an informed decision regarding the approval of the transactions contemplated hereby.

       II.4 TITLE TO ASSETS. Seller has good and marketable title to, or a valid leasehold interest in, the Purchased Assets and the Licensed Software, free and clear of all liens, claims, security interests, encumbrances or rights of others, except for the Permitted Encumbrances listed on SCHEDULE 2.4.

       II.5 FINANCIAL STATEMENTS. Seller has provided or shall provide prior to Closing copies of the following financial statements relating to the Business (collectively the "Financial Statements"): (i) unaudited financial statements and a related report with respect to the fiscal year of Seller ended December 31, 1997 and for the period ended August 31, 1998 (prorated financial statement for the Business); (ii) accounts payables and accounts receivables current within two (2) business days of the date hereof; and (iii) the balance sheet for the Business for the period ended October 31, 1998 (the "Ending Balance Sheet"). The Ending Balance Sheet has been prepared in accordance with generally accepted accounting principles, consistently applied (except as may be indicated thereon or in the notes thereto) and fairly presents the financial condition of the Seller's Business as of the date thereof and the results of its operations and changes in financial condition for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein; the other material comprising the Financial Statements have been prepared on a comprehensive basis of accounting other than generally accepted accounting principles.

       II.6     EVENTS SUBSEQUENT TO AUGUST 31, 1998.  Since August 31, 1998:

                (a) Seller has conducted its Business in the ordinary course and has not undergone any change in the business, financial condition, operations, results of operations, or future prospects of Seller that would reasonably be expected to result in a Material Adverse Effect.

                (b) Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) related to the Business involving more than $10,000 or outside the ordinary course of business;
                (c) Seller has not delayed or postponed the payment of material accounts payable and other material liabilities related to the Business outside the ordinary course of business; and

                (d) Seller has not canceled, compromised, waived, or released any material right or claim (or series of related material rights and claims) related to the Business;

       II.7 LEGAL COMPLIANCE. Seller, its predecessors and affiliates, have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state or local governments (and all agencies thereto) applicable to the Business, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Seller alleging any failure so to comply other than where the failure to comply would not have a Material Adverse Effect.

       II.8 REAL PROPERTY AND PERSONAL PROPERTY. SCHEDULE 2.8 sets forth a list containing a description of all interests in Real Property (including, without limitation, leasehold interests) and Personal Property owned or
leased by Seller and necessary to the conduct of the Business.   Seller has
good and marketable title to (or leasehold interests in) and rightful possession of all of its Real and Personal Property, tangible and intangible, necessary to the conduct of the Business, including that reflected in the Ending Balance Sheet and all assets acquired by Seller since the date of the Ending Balance Sheet. Except for the Permitted Encumbrances, the Real and Personal Property necessary to the conduct of the Business is owned by Seller free and clear of any liens, encumbrances, security interests, claims or rights of another (including any rights of a subsidiary or other affiliate). The tangible personal property of Seller is in good operating condition and repair, normal wear and tear excepted, but is sold "as is, where is," without express or implied warranties of condition, merchantability, suitability for a particular purpose or otherwise. The Purchased Assets and the Licensed Assets reflected in the Ending Balance Sheet, and any fully-depreciated assets, acquired since the date of the Ending Balance Sheet, constitute all the assets of Seller with respect to the Business. The operation of the Business of Seller in the manner in which they are now operated does not violate any material rules, regulations, or laws.

       II.9     INTELLECTUAL PROPERTY.

                (a) To the best of Seller's knowledge, Seller owns or has the rights to use pursuant to license, sublicense, agreement, or permission all intellectual property necessary for the operation of the Business of Seller as
presently conducted.   To the best of Seller's knowledge, each item of
intellectual property owned or used by Seller immediately prior to the Closing hereunder that is a Purchased Asset will be owned or available for use by Purchaser on identical terms and conditions immediately subsequent to the Closing hereunder. Seller has taken all necessary actions to maintain and protect each item of intellectual property that it owns or uses in connection with the Business.

                (b) In the conduct of the Business, to the best of Seller's knowledge, Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any material intellectual property rights of third parties, and Seller, directors and officers (and employees with responsibility for intellectual property matters) of Seller have not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any intellectual property rights of any third party) asserting such infringement, misappropriation or conflict. To the knowledge of the Seller, directors and officers (and employees with responsibility for intellectual property matters) of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of Seller.

                (c) SCHEDULE 2.9 identifies each trade name or unregistered trademark used by Seller in connection with its Business. With respect to each item of intellectual property required to be identified on SCHEDULE 2.9, except as indicated on such SCHEDULE 2.9:

                      (i) Seller possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

                      (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                      (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Seller, directors and officers (and employees with responsibility for intellectual property matters) of Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                      (iv) Seller has not agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                (d)   To the best of Seller's knowledge, SCHEDULE 2.9
identifies each item of intellectual property that any third party owns and that Seller uses in the conduct of the Business pursuant to license, sublicense,
agreement, or permission.   To the best of Seller's knowledge, Seller has
delivered to Purchaser true, correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of intellectual property required to be identified on SCHEDULE 2.9, to the best of Seller's knowledge and except as set forth on such Schedule 2.9:

                      (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                      (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                      (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                      (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                      (v)     with respect to each sublicense, the
       representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                      (vi) the underlying item of intellectual property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                      (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Seller, directors and officers (and employees with responsibility for intellectual property matters) of Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of intellectual property; and

                      (viii) Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

       (e) SCHEDULE 2.9 identifies each domain name, dedicated Access customer IP block, trade name or unregistered trademark used by Seller in connection with the Business.

       II.10 CONTRACTS. SCHEDULE 1.1(g) is a complete list of all of Seller's customer contracts that relate to the Business. The Acquired Contracts set forth in SCHEDULE 1.1(h) comprise all of the material contracts of Seller related to the Business. Except as disclosed on SCHEDULE 2.10:

                (a) Seller has fulfilled all material obligations required to be performed by it prior to the date hereof with respect to each of the Acquired Contracts; and

                (b) To Seller's knowledge, no other contracting party to an Acquired Contract is in breach thereof.

       II.11    ACCOUNTS RECEIVABLE.  The accounts receivable of the Business
(i) have arisen in the ordinary course of business of Seller; (ii) represent bona fide payment obligations of the applicable account debtors; (iii) subject only to reserves for bad debts set forth on the Financial Statements, which reserves have been computed in a manner consistent with past practice and subject to customer trade discounts consistent with past practice, have been collected or will be collected in the ordinary course of business of Seller in the aggregate recorded amounts thereof in accordance with their terms; and (iv) they are not subject to any recoupments, set-offs or counterclaims, except as allowed in clause (iii).

       II.12 LITIGATION. Other than as set forth on SCHEDULE 2.12, in relation to the Business there is no material outstanding injunction, judgment, order, decree, ruling, or charge, and no pending or, to the knowledge of Seller, threatened, adverse material claim, dispute, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator.

       II.13 EMPLOYEE BENEFITS. SCHEDULE 2.13 identifies the material employee benefits and all employee benefit plans to which the Business's employees are entitled.

       II.14 BROKERS' FEES. Other than its fee payable to Davids & Associates, Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

       II.15 RECEIPT OF DISCLOSURE DOCUMENTS. Seller has received and carefully reviewed, and understands the information contained in, the Disclosure Documents identified below (including the risk factors contained therein) and all other documents Seller has requested from Purchaser. In evaluating the suitability of the Acquisition and the resulting acquisition of the Purchaser Shares and all other rights, whether contingent or fixed, to receive Purchaser Shares (collectively the "Securities") (the Acquisition and resulting acquisition of the Securities hereinafter referred to as the "investment in the Securities"), Seller has not relied upon any representations or other information (whether oral or written) from Purchaser, its officers, directors, or employees or from any other person other than as set forth herein, in the Disclosure Documents and in other documents requested by Seller from Purchaser.

The "Disclosure Documents" consist of the following: (i) Purchaser's Annual Report on Form 10-KSB for the year ended December 31, 1997, (ii) Purchaser's Proxy Statement for its annual meeting held on March 12, 1998, (iii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, and Amendment to the Quarterly Report on Form 10-QSB/A-1 for the quarter ended March 31, 1998, (iv) the Registration Statement on Form S-1 dated November __, 1998, File No. 333-52731, with respect to the Purchaser Shares to be issued pursuant to the terms of this Agreement (the "Registration Statement"), including the prospectus contained therein (the "Prospectus"), (v) Current Reports on Form 8-K, dated June 5, 1998 (disclosing the acquisition of Infohiway, Inc., and the signing of an agreement and plan of merger with Internet Communications Corporation ("ICC")) and dated June 30, 1998 (disclosing the acquisition of Application Methods, Inc.), and Amendments No. 1 and No. 2 to the Current Report on Form 8-K/A dated June 5, 1998; and (vi) the press releases issued by ICC and Purchaser on or about October 14, 1998 with respect to the claims asserted by ICC.

       II.16 ABILITY TO EVALUATE RISKS AND MERITS. Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of an investment in the Securities and has the capacity to protect Seller's own interests in connection with an investment in the Securities and has the net worth to undertake such risks.

       II.17 SUITABILITY OF INVESTMENT; NO PLAN OF DISTRIBUTION. Seller has obtained, to the extent Seller deems necessary, its own professional advice with respect to the risks inherent in the investment in the Securities and the suitability of an investment in the Securities in light of Seller's financial condition and investment needs. Seller does not intend to engage in any transfer of the Purchaser Shares that is set forth in Rule 145(a) promulgated under the Securities Act.

       II.18 ACCESS TO INFORMATION. Seller has been given access to full and complete information regarding Purchaser and has utilized such access to Seller's satisfaction, for the purposes of asking questions and receiving answers concerning the terms and conditions of the Acquisition (including the offering of the Securities in connection with the Acquisition) or verifying the information included in the Disclosure Documents and obtaining any of the documents described in the Disclosure Documents. Seller has been given the opportunity to ask questions of, and to receive answers from, representatives of Purchaser to obtain information concerning the Acquisition and to receive any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided in the Disclosure Documents.

       II.19 EXPENSES. Seller acknowledges that all costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby are the sole responsibility of each Party and Seller will pay its respective costs and expenses; provided, however that Purchaser and Seller shall each be responsible for one-half of the Escrow Agent's fees.

                                     ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF PURCHASER

       To induce Seller to enter into this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that the statements contained in this Article III are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III).

       III.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Purchaser is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required other than where the failure to be duly qualified would not have a material adverse effect on Purchaser. Purchaser has full power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it other than where the failure to have such would not have a material adverse effect on Purchaser, as the case may be.

       III.2 NONCONTRAVENTION. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject or any provision of the Articles of Incorporation or bylaws of Purchaser or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), except where such action would not have a material adverse effect on Purchaser. Except to comply with federal and state securities laws, Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any governmental agency or third party in order for the Parties to consummate the transaction contemplated by this Agreement.

       III.3 AUTHORIZATION OF TRANSACTION. Purchaser has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms and conditions. No vote is required by the shareholders of Purchaser for the consummation of the transactions contemplated by this Agreement. The Purchaser Shares issuable pursuant to the terms hereof have been, or will be prior to the Closing Date, duly authorized and reserved for issuance.

       III.4 DISCLOSURE. As of the date thereof, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       III.5 BROKERS' FEES. Purchaser does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

       III.6 EXPENSES. Purchaser acknowledges that all costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby are the sole responsibility of each Party and Purchaser will pay its respective costs and expenses; provided, however that Purchaser and Seller shall each be responsible for one-half of the Escrow Agent's fees.

       III.7 REGISTRATION. The Purchaser Shares shall be registered under the Securities Act when issued pursuant to the Registration Statement. Other than state "Blue Sky" laws compliance, no further registration or qualification is necessary for the issuance to Seller, and the Seller's shares shall be issued without any restrictive legends of any kind; Seller acknowledges the terms of Subsection 4.2(g) below.

                                      ARTICLE IV
                                      COVENANTS

       IV.1 PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                (a) GENERAL. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article V below).

                (b) NOTICES AND CONSENTS. Seller will give any notices to third parties, and Parties will use their best efforts to obtain any third party consents, that are required or that Purchaser may reasonably request in connection with this transaction. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies.

                (c) FINANCIAL STATEMENTS. The Seller will obtain and deliver to Purchaser prior to the date which is three (3) days prior to the Closing Date unaudited financial statements of Seller for the month-end preceding the Closing Date.

                (d) OPERATION OF BUSINESS. After the date hereof, with respect to the Business, Seller will not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business without prior written consent from Purchaser. Without limiting the generality of the foregoing, Seller will not (i)sell, dispose or otherwise transfer any of the assets related to the Business, including without limitation waive any material rights or claims, or impose any security interest upon any of its assets, (ii) commit to doing any of the foregoing; or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described above or that would cause any condition, representation or warranty to be breached or to become untrue.

                (e) PRESERVATION OF BUSINESS. Seller will keep the Business, its properties and related goodwill substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

                (f) ACCESS. Seller will permit representatives of Purchaser to have reasonable access (including providing introductions, where necessary) to all premises, properties, personnel, lessors, licensors, vendors, supplies, creditors, books, records (including tax records), contracts, and documents of or pertaining to Seller. Seller will cause its independent accountants to make available their work papers with respect to Seller and to otherwise provide such assistance as is reasonably requested by Purchaser.

                (g) NOTICE OF DEVELOPMENTS. Seller will give prompt written notice to Purchaser of any adverse development causing a breach or a potential breach of any of the representations and warranties in Article II above. Purchaser shall give prompt written notice to Seller of any adverse development causing a breach or a potential breach of any of the representations and warranties in Article III above, and of any event that could reasonably have a material adverse effect on the financial condition of Purchaser or the market for its shares of Common Stock. No disclosure or discovery by a party hereto shall be deemed to amend or supplement any Schedule hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                (h) EXCLUSIVITY. Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Seller (including, any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Seller will notify Purchaser immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. Seller acknowledges that the restriction set forth in this Section 4.1(h) is material to Purchaser and, that, if breached, Purchaser shall be entitled to equitable relief.

       IV.2 POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

                (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including, the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VI below). Seller agrees that from and after Closing for a period of one year, upon a reasonable request by Purchaser, Seller will promptly supply copies of any documents, books, records (including tax records), agreements, and financial data of any sort relating, to the Business.

                (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction accruing on or prior to the Closing Date involving Seller, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Article VI below).

                (c) TRANSITION. Seller will not take any action that is designed, intended or could reasonably be expected to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Seller from maintaining the same business relationships with Seller after Closing as it maintained with Seller prior to the Closing. Seller will refer all customer inquiries relating to the Business of Seller to Purchaser from and after the Closing.

                (d) RECEIVABLES. Purchaser and Seller each agree to cooperate in the collection of accounts receivable of the other party.
Purchaser will attempt to collect the accounts receivable of Seller in a manner consistent with Seller's reasonable commercial practices prior to the Closing Date (but without resort to litigation or the use of collection agencies or similar efforts). If Purchaser receives funds attributable to an account receivable of Seller, or Seller receives funds attributable to an account receivable of Purchaser (including receivables arising after the Closing Date which are attributable to the Business), the party receiving such funds shall promptly convey them to the other party.

                (e) CONFIDENTIALITY. The parties will treat and hold as confidential all of the confidential information, refrain from using any of the confidential information of the other party except as provided in this Agreement, and deliver promptly to the other party, or destroy, at the request and option of that party, all tangible embodiments (and all copies) of the confidential information which are in his or its possession. In the event that either party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any confidential information, such party will notify the other party promptly of the request or requirement so that the party subject to the request or requirement may seek an appropriate protective order or waive compliance with the provisions of this Section 4.2(e). If, in the absence of a protective order or the receipt of a waiver hereunder, a party hereto is, on the advice of counsel, compelled to disclose any confidential information to any tribunal or else stand liable for contempt, such party may disclose the confidential information to the tribunal; PROVIDED, HOWEVER, that the party subject to such request or requirement shall use its best efforts to obtain, at the request of such party, an order or other assurance that confidential treatment will be accorded to such portion of the confidential information required to be disclosed as such Party shall designate. The foregoing provisions shall not apply to any confidential information which is generally available to the public immediately prior to the time of disclosure.

       Seller acknowledges and understands that confidential information, including the existence of this Agreement before dissemination to the public, may include "material, non-public information," as the term is understood and interpreted under federal and state securities laws and rules. Seller further acknowledges and understands that purchasing or selling securities while in possession of material non-public information may subject the purchaser, seller and/or person(s) who have provided such information to liability under such laws, including potential criminal liability. Seller hereby agrees that all confidential information, whether furnished before or after the date of this Agreement, shall be treated confidentially.

                (f) NONCOMPETITION AND NONSOLICITATION. Seller and Purchaser agree to comply with the terms and conditions set forth in the Noncompetition and Nonsolicitation Agreement, the form of which is attached hereto as EXHIBIT D.

                (g) PROSPECTUS. As long as Seller holds Purchaser Shares, a current prospectus regarding the common stock of Purchaser shall be available for use by Seller for one (1) year after the Closing Date; provided such prospectus may not be available at times when Purchaser has to update the disclosure pursuant to a supplement or post-effective amendment; provided further that any such period of unavailability shall not exceed thirty (30) days and the total of such periods shall not exceed ninety (90) days in the one year following the Closing Date (and any excess beyond ninety (90) days shall automatically extend such one-year period by an equivalent number of days).

                (h) CUSTOMER CONTRACTS. Purchaser and Seller shall each perform the obligations under the Customer Contracts reasonably attributable to the Business or the Retained Business, respectively.

                (i) EQUIPMENT INVENTORY; CUSTOMER LIST FOR RETAINED BUSINESS. Within ten (10) business days after the Closing Date, Seller shall deliver to Purchaser a comprehensive inventory of all Personal Property included in the Purchased Assets. Within thirty (30) days after the Closing Date, Seller shall deliver to Purchaser a comprehensive list of Seller's customers with respect to the Retained Business (the "Retained Business Customers").

                                      ARTICLE V
              CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING

       V.1 CONDITIONS TO OBLIGATION OF PURCHASER. The obligation of Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                (a) this Agreement and the Acquisition shall have received the requisite Seller approval;

                (b) Seller shall have procured all third party consents as set forth on SCHEDULE 2.2;

                (c) Seller shall have procured all necessary governmental consents, and Purchaser shall have obtained a valid effectiveness order from the Securities and Exchange Commission and shall have obtained any applicable state securities law approvals;

                (d) all of the representations and warranties set forth in Articles II above shall be true and correct in all respects at and as of the Closing Date and Purchaser shall have received a certificate of Seller in the form of EXHIBIT E hereto to that effect;

                (e) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                (f) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, or local jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of Purchaser to own the Purchased Assets, (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                (g) Seller shall deliver to Purchaser, a Certificate of the Secretary of Seller dated as of Closing certifying that the following are true, correct and complete copies and the originals thereof: Articles of Incorporation of Seller, as amended, and certified by the Kansas Secretary of State, bylaws (as amended to date), resolutions of the board of directors recommending approval of the Acquisition;

                (h) Seller shall have delivered to Purchaser a certificate to the effect that each of the conditions specified above in this Section 5.1 have been satisfied in all respects, in the form attached hereto as EXHIBIT E;

                (i) Seller shall have delivered to Purchaser a Noncompetition and Nonsolicitation Agreement by and between it and Purchaser, substantially in the form attached hereto as EXHIBIT D;

                (j) Grant Rogers and Gerald Combs shall have executed and delivered to Purchaser the Employment Agreements, substantially in the form of EXHIBIT F attached hereto;

                (k) Purchaser shall have received an opinion from Seller's counsel substantially in the form of EXHIBIT G attached hereto;

                (l) Seller shall have at the Closing Date annualized revenues (measured retrospectively based on the last full month immediately preceding the Closing Date) of at least $1,100,000, of which $1,000,000 shall be from recurring sources provided that if Seller does not have such revenue levels, Purchaser shall have the right to acquire the Purchased Assets at an adjusted Purchase Price based on agreed upon multiple of revenues. Such revenue shall be generated from:

                      (i) at least 146 content hosting customers generating $18,000 monthly recurring revenue;

                      (ii) at least 100 dedicated access service customers generating $30,000 in monthly recurring revenue;

                      (iii) at least 1,700 dial-up access customers generating $32,000 in monthly recurring revenue; and

                      (iv) guaranteed monthly recurring revenue of at least $5,000 from Seller.

                (m)   Purchaser shall have received the Financial Statements;

                (n) all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Purchaser; and

                (o) there shall have been no Material Adverse Change since August 31, 1998.

Purchaser may waive any condition specified in this Section 5.1 only if it executes a writing so stating, at or prior to the Closing.

       V.2 CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                (a)   all of the representations and warranties set forth in
Article III above shall be true and correct in all respects at and as of the Closing Date and Seller shall have received a certificate of Purchaser in the form of EXHIBIT H hereto to that effect;

                (b) Seller shall have procured all necessary governmental consents and Purchaser shall have obtained a valid effectiveness order from the Securities and Exchange Commission and shall have obtained any applicable state securities law approvals;

                (c) Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                (d) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                (e) Purchaser shall deliver to Seller, a Certificate of the Secretary of Purchaser dated as of Closing and certifying the resolutions of the board of directors approving the Acquisition and all transactions contemplated by this Agreement;

                (f) Purchaser shall have delivered to Seller the Non-Compete Agreement by and between Purchaser and Seller, substantially in the form attached hereto as EXHIBIT D;

                (g) Purchaser shall have delivered to Seller the Non-Solicitation Agreement by and between Purchaser and Seller, substantially in the form attached hereto as EXHIBIT C;

                (h) Seller shall have received an opinion from Purchaser's counsel substantially in the form of EXHIBIT I attached hereto.

                (i) the shelf registration statement of Purchaser with respect to the resale by Seller of the Purchaser Shares shall continue to be effective under the Securities Act with no stop order pending or threatened;

                (j) all actions to be taken by Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Seller; and

                (k) there shall have been no event which could reasonably have a material adverse effect on the financial condition of Purchaser from the date hereof until the Closing Date.

Seller may waive any condition specified in this Section 5.2 only if it executes a writing so stating, at or prior to the Closing.

                                      ARTICLE VI
                                 REMEDIES FOR BREACH

       VI.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect until one
(1) year from the date of Closing.

       VI.2     INDEMNIFICATION PROVISIONS FOR BENEFIT OF PURCHASER.   Seller
shall indemnify, defend and hold harmless Purchaser, the officers, directors, employees, partners, members, shareholders, of Purchaser, affiliates of Purchaser (and their officers, directors, employees, members, partners and shareholders), and agents (collectively, the "Purchaser Indemnified Parties") from and against any action, loss, liability, damage, claim, fine, penalty, lien or expense, including legal costs, attorneys' fees, and expenses, (collectively, "Purchaser Loss") to the extent the same arises out of (i) any breach by Seller of any representation, warranty, agreement, or covenant made by Seller in
Article II herein, (ii) Seller's failure to comply with any bulk sales or similar law, (iii) any tax, including use or sales tax, for which Seller or any of its shareholders, directors or officers is or may be liable in respect of the conduct of the Business prior to the Closing, (iv) any claim arising out of or in connection with the conduct of the Business prior to the Closing Date alleging that all, or any portion of, the Business infringes any intellectual property right or other interest of any person or entity, (v) any obligation of Seller that is an Excluded Liability, whether arising before or after the Closing and (vi) any claim by any shareholder of Seller with respect to the transactions contemplated hereby. Each Purchaser Indemnified Party will give prompt notice to Seller of any claim or condition to which the foregoing indemnification covenant relates. At its election, Seller may control the defense of such claim, at its expense, but shall not settle any such claim without the consent of the respective Purchaser Indemnified Party or Parties, which consent will not be unreasonably withheld.

       VI.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER. Purchaser shall indemnify, defend and hold harmless Seller, its officers, directors, employees, partners, members, shareholders, affiliates (and their officers, directors, employees, members, partners and shareholders), and agents (collectively, the "Seller Indemnified Parties") from and against any action, loss, liability, damage, claim, fine, penalty, lien or expense, including legal costs, attorneys' fees, and expenses, (collectively, "Seller Loss") to the extent the same arises out of (i) any breach by Purchaser of any representation or warranty made by Purchaser in Article III herein, (ii) any tax, including use or sales tax, for which Purchaser or any of its shareholders, directors or officers is or may be liable in respect of the conduct of the Business after the Closing Date, (iii) any claim incurred and arising from the conduct of the Business after the Closing Date alleging that all, or any portion of, the Business infringes any intellectual property right or other interest of any person or entity, and (iv) any obligation of Seller expressly assumed by Purchaser as an Assumed Obligation, to the extent such obligation was incurred and arose from the conduct of the Business after the Closing. Each Seller Indemnified Party will give prompt notice to Purchaser of any claim or condition to which the foregoing indemnification covenant relates. At its election, Purchaser may control the defense of such claim, at its expense, but shall not settle any such claim without the consent of the respective Seller Indemnified Party or Parties, which consent will not be unreasonably withheld.

       VI.4 REMEDIES. Except with respect to any breach of Sections 4.1(h) and 4.2(e), (f) and (g), and except with respect to any Party's obligation to consummate the transactions contemplated hereby after the applicable conditions set forth in Article V have been satisfied, the remedies set forth in this
Article VI shall be the exclusive remedy of Seller and Purchaser with respect to the transactions contemplated by this Agreement.

       VI.5 BASKET. No Party shall have liability under this Article VI until the aggregate amount of indemnifiable losses (i.e., Purchaser Losses or Seller Losses, as the case may be) to the indemnified Party (i.e., a Purchaser Indemnified Party or a Seller Indemnified Party) as a result of all matters covered by this Article VI exceeds $25,000 (the "Basket"). If the aggregate amount of such indemnified losses exceeds the Basket, the indemnifying Party shall be liable for all indemnifiable losses, including the first $25,000 of such losses.

       VI.6 MAXIMUM LIABILITY. In no event shall Seller, on the one hand, or Purchaser, on the other hand, be liable under this Agreement for an aggregate amount in excess of $500,000.

                                     ARTICLE VII
                                     TERMINATION

       VII.1 TERMINATION OF AGREEMENT. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after receiving the Requisite Seller Approval) as provided below:

                (a) the parties may terminate this Agreement by mutual written consent at any time prior to the Closing Date;

                (b) Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing Date (i) in the event Seller has breached any representation, warranty, or covenant contained in this Agreement or (ii) if the Closing shall not have occurred on or before the date which is fifteen (15) days after the date hereof; provided that such date shall be extended if the conditions to Closing set forth in Section 5.2 above which are in the control of Purchaser or its representatives have not yet been satisfied. Purchaser's knowledge of the existence of a condition that would entitle Purchaser so to terminate this Agreement shall not be construed as a waiver of its rights so to terminate at any later date prior to the Closing Date.

                (c) Seller may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing Date (i) in the event Purchaser has breached any representation, warranty, or covenant contained in this Agreement or (ii) if the Closing shall not have occurred on or before the date which is fifteen (15) days after the date hereof; provided that such date shall be extended if the conditions to Closing set forth in Section 5.1 above which are in the control of Seller or its representatives have not yet been satisfied. Seller's knowledge of the existence of a condition that would entitle Seller so to terminate this Agreement shall not be construed as a waiver of its rights so to terminate at any later date prior to the Closing Date.

       VII.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 7.1(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach), except that the provisions contained in Section 4.2(e) above shall survive termination.

                                     ARTICLE VIII
                                    MISCELLANEOUS

       VIII.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Seller shall not issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Purchaser both before and after Closing.

       VIII.2 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

       VIII.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

       VIII.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No

Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Purchaser and Seller.

       VIII.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

       VIII.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

       VIII.7 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent by overnight courier or sent via facsimile to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

                If to Purchaser:      Rocky Mountain Internet, Inc
                                      Douglas H. Hanson, President, CEO and
                                      Chairman
                                      1099 18th Street, 30th Floor
                                      Denver, Colorado 80202
                                      Facsimile:  (303) 672-0711

                Copy to: Jacobs Chase Frick Kleinkopf & Kelley LLC Matthew R. Perkins
                                      1050 17th Street, Suite 1500
                                      Denver, Colorado 80265
                                      Facsimile:  (303) 685-4869

                If to Seller:         Unicom Communications, Inc.
                                      Elie Balas, CEO
                                      7223 W. 95th Street
                                      Suite 325
                                      Overland Park, Kansas 66212
                                      Facsimile: (913) 327-5376

                Copy to:              Morrison & Foerster LLP
                                      Matthew D. Berger
                                      555 West Fifth Street
                                      Suite 3500
                                      Los Angeles, CA 90013
                                      Facsimile: (213) 892-5454

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

       VIII.8 EQUITABLE RELIEF; ARBITRATION. If the Parties have been unable to resolve any dispute or controversy arising under this Agreement, then any such dispute or controversy arising with respect to any such claim hereunder shall be settled by arbitration in Denver, Colorado by a panel of three arbitrators in accordance with the commercial rules of the American Arbitration Association, whose decisions shall be final, binding and non-appealable; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Parties shall pursue all equitable remedies, if any (such as specific performance, injunctive relief, rescission, etc.), in a state or federal court of law in Colorado if the non-breaching party elects to do so and, in such case, the breaching party shall not be permitted to dispute such claim or claims in an arbitration proceeding. The three arbitrators shall be selected pursuant to the rules of the American Arbitration Association from a panel of independent and disinterested persons with at least ten years experience in significant corporate, business or accounting matters, and who are familiar with the purchase and sale of business concerns. The expenses of both Parties in the arbitration, including reasonable attorneys' fees and arbitration expenses, shall be paid by the prevailing party. If each party prevails in part, the arbitrators will determine the appropriate allocation of expenses among the Parties utilizing the principal described above. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction therefor, and the Parties consent to the jurisdiction of the Colorado courts for this purpose.

       VIII.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

       VIII.10 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing, and signed by Purchaser and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

       VIII.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

       VIII.12 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring, any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

       VIII.13 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

       VIII.14 SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Denver, Colorado in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8.7 above. Nothing in this Section 8.14, however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.


                                     * * * * * *

       IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                     ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation

                                     By: /s/ Douglas H. Hanson
                                         -----------------------------------
                                         Douglas H. Hanson, CEO, President,
                                         and Chairman of the Board


                                     UNICOM COMMUNICATIONS, INC., a Kansas
                                     corporation


                                     By: /s/ Elie Balas
                                         -----------------------------------
                                         Elie Balas, Chief Executive Officer

                                      SCHEDULE 1

                  Definitions of "Business" and "Retained Business"

       1. The "Business" shall mean Seller's business providing the following services to customers: (y) Access, or a dedicated link of varying bandwidth between the Internet and a customer's content on a server or between the Internet and a customer via a direct dial-up to a server; and (z) Hosting, or the regular provision of hard disk storage space on, processing time from, and other use of the hardware, operating system, Internet server software, and certain core Internet application software of an Internet server in order to allow access via the Internet to, security for, and backup of a customer's content and Hosting services.

       2. The "Retained Business" shall mean Seller's business of providing the following services to the existing customers: (y) Content Development, or the design, creation, development, construction, enabling, maintenance, modification, enhancement, and editing of a customer's software content in whatever form, including but not limited to text, graphics, audio, video, data, and computer code; and (z) Software Development, or the design, creation, development, construction, enabling, maintenance, modification, and enhancement of hardware, software, software systems and web-based services.